SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2003

COAST BANCORP

(Exact name of registrant as specified in its charter)

California	000-32827	77-0567091
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Marsh Street, San Luis Obispo, California	93401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                 (805) 541-0400

N/A

(Former name or former address, if changed since last report)

Item 5.                    Other Events.

Cash Dividends.   On October 20, 2003, Coast Bancorp issued a press release announcing the declaration of a $0.10 per share cash dividend.  A copy of the press release is attached to this Current Report as Exhibit 99.1 and incorporated into this report by reference.

Item 7.                    Financial Statements and Exhibits.

(b)                                 Exhibits

99.1                            Press release announcing the declaration of a $0.10 per share cash dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2003	COAST BANCORP

/s/ Jack C. Wauchope
Jack C. Wauchope, Chairman of the Board
Chief Executive Officer
(Principal Executive Officer)